EXHIBIT 1

                                    AGREEMENT
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         This Agreement is made as of the 18th day of May, 1999 by and among the Louise B. Tollefson Florida Intangible Tax Trust dated 12/9/98, Howard S. Tuthill and Howard S. Tuthill, III.

         The parties hereto hereby agree that a single, joint statement containing the information required by Schedule 13D under the Securities Exchange Act of 1934 with respect to the beneficial ownership of shares of Common Stock of NYMAGIC, Inc., a New York corporation, may be filed with the Securities and Exchange Commission on behalf of each of the undersigned.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                   LOUISE B. TOLLEFSON FLORIDA
                                   INTANGIBLE TAX TRUST DATED 12/9/98


                                   By: /s/ Howard S. Tuthill, III
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                                      Howard S. Tuthill, III
                                      Co-Trustee


                                       /s/ Howard S. Tuthill
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                                      Howard S. Tuthill


                                       /s/ Howard S. Tuthill, III
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                                      Howard S. Tuthill, III